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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of HBO & Company on Form S-4 of our report dated August 1, 1997, on our audits of the consolidated financial statements of HPR Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K of HPR Inc. for the year ended June 30, 1997. We also consent to the reference to our firm under the caption "Experts".

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
November 12, 1997